EXHIBIT 10.1


                                   FEC LIMITED

                             Service Level Agreement


THIS AGREEMENT is made on the o day of November 1999.


BETWEEN:
               FEC Limited, a company incorporated under the laws of Bermuda whose registered office is at Milner House, 18 Parliament Street, Hamilton HM12, Bermuda ("FEC") and The Peoples Telephone Company Limited, a company incorporated under the laws of Hong Kong SAR whose registered office is at 8/F Manhattan Centre, 8 Kwai Cheong Road, Kwai Chung, Kowloon, Hong Kong. ("Merchant")

RECITALS:

A. This Agreement supplements and shall be construed in conjunction with the Ecommerce Merchant Agreement signed between FEC and the Merchant. This Agreement becomes void if either party terminates the Ecommerce Merchant Agreement.

B. FEC will, from time to time, provide professional services to the Merchant that enables proper connection to the FEC payment gateway and the use of FEC Services. This Agreement defines the services, support and service levels that FEC is committed to the Merchant.


1.     DEFINITIONS

       1.1 Acceptance Date - for an item of Software, the first business day following the date on which Merchant advises FEC in writing that "User Acceptance Test" for that item has been completed successfully.

       1.2 Delivery Date - the business day on which FEC makes all of the Software available for installation at the Installation Site.

       1.3    Delivery  Target Date - the  business  day  specified in a Project
              Plan  on  which  FEC  agrees  to  make   available   Software  for
              installation at the Installation Site.

       1.4 Ecommerce Merchant Agreement - the Ecommerce Merchant Agreement entered into between FEC and the Merchant dated November o, 1999.

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       1.5    Error - an instance of failure of  Software  to be  Operative.  An
              Error is a Class 1 Error if it renders continued use of Software Commercially infeasible in Merchant's reasonable judgment in consultation with FEC. An Error is a Class 2 Error if it makes continued use of Software inconvenient and substantially reduces its value to the Merchant, in the Merchant's reasonable judgment in consultation with FEC. All other Errors are Class 3 Errors, in particular, all documentation shortcomings and deviations that do not have the economic consequences defined for Class 1 and Class 2 Errors shall be deemed Class 3 Errors.

       1.6 Implementation Date - the business day specified in the Project Plan when the Merchant first uses a System commercially in production in the ordinary course of the Merchant's business.

       1.7    Project Plan - as defined in clause 2.1.1.

       1.8 Software - object code and source code of a System, together with associated user and operation manuals and other documentation, supplies, trademarks and forms supplied to Merchant under a Development Agreement.

       1.9 System - the system to be designed, developed and installed by FEC pursuant to clause 2.2.1.

       1.10 Update - a set of procedures or new program code that FEC will implement to correct all errors in the Software to the extent reasonably practicable, and which may include modifications and enhancement to improve performance of the Software.

       1.11   Upgrade  -  a  new  version  of  Software   which   improves   the
              functionality of the system or which adds functional capabilities to such Software.

       1.12 User Acceptance Test - a set of procedures to formally test the system with known input data and expected results.

       1.13 Warranty Period - for a System the one hundred and twenty (120) days period commencing on the Implementation Date specified in the Project Plan.

2.     SOFTWARE DEVELOPMENT

       2.1    Requirement Phase

              2.1.1 Merchant shall prepare, according to the schedule in the Project Plan, a User Requirements Specification for a project and related documentation


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                     called   for  by  a   development   agreement   or  another
                     comparable,   disciplined   project   life   cycle   system
                     acceptable to FEC, in its sole discretion.

              2.1.2 Merchant shall provide FEC access to Merchant's existing software and documents which will be a source of information for the projects and allow, when necessary, FEC to work on Merchant's premises and to use a printer, telephone, fax machine, photocopy machine, support supplies and materials.

       2.2    Design, Development And Installation

              2.2.1 Upon written notice from Merchant accepting a Functional Requirements Specification, FEC shall commence development of a system. Until the Acceptance Date, FEC shall inform the Merchant at periodic intervals of the status of the project, progress against milestones and problems encountered and resolved.

              2.2.2 FEC shall install Software at the Installation Site, with the assistance and under the supervision of Merchant representative, according to the schedule set forth in the Project Plan. Merchant shall notify FEC in writing, determines that a System fulfills the Installation Condition.

       2.3    Acceptance

              2.3.1 Merchant shall deliver, with the assistance from FEC, a "User Acceptance Test Script" (UAT Script) for a System, which will describe in detail how the UAT will demonstrate that a System has the functions and operations specified in the Functional Requirements Specification and will further describe the objective, input, e.g., data values, transaction types, data volumes, etc., and expected results. The UAT Script shall also specify entry criteria, e.g., screen results, reports, expected control totals, and data values, etc., together with all operational instructions required to carry out the tests. In return, FEC will provide the Merchant with a UAT Plan.

              2.3.2 Merchant shall conduct the User Acceptance Test, using the UAT Plan provided by FEC. Merchant shall notify FEC in writing of its acceptance or rejection of the Software. If Merchant discovers during the UAT that any System does not execute the UAT accurately, or Class 1 Errors or Class 2 Errors occur, Merchant shall notify FEC in writing of the deficiencies. FEC, at its own expense, shall modify, repair, adjust or replace the System to make it operative within five (5) days from the date of Merchant's deficiency notice. After any modification, repair, adjustment or placement, Merchant may perform additional UAT until fully-satisfied with the Software.

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       2.4    Documentation And Training

              2.4.1 FEC shall have full responsibility for preparing any documentation which the Development Agreement requires FEC to deliver and for development and testing of the software.

              2.4.2 FEC shall provide a "train the trainer" training course in use of the System on Merchant's premises at the Installation Site on date to be specified by Merchant. The number of training days will depend on the training material and complexity. The Merchant can send certain number of technical people to attend this training course. FEC shall provide Merchant at no charge with all trainer leadership materials FEC has available or used in connection with the classes conducted for the Merchant. Merchant may duplicate these materials for Merchant's use exclusively and use them to conduct other classes at Merchant's convenience.

       2.5    Changes To Project Plan

              If FEC notifies Merchant that all or any part of a System will not be delivered on the schedule set forth in the Project Plan, Merchant may terminate or revise or limit the Project to avoid delay. Merchant shall specify such revisions or limitations to the Project Plan in a Software Development Project Plan Revision. If Merchant determines to continue the Project pertaining to such System, FEC shall prepare to Merchant a revised Project Plan encompassing the revisions or limitations selected by Merchant to avoid or mitigate the delay.

       2.6    Additional Work

              No additional work will be performed by FEC, except for those already specified in the Functional Requirements Specification of Phase 1 or as mutually agreed before successful completion of the UAT.

       2.7    Warranty

              2.7.1 For a period of one hundred and twenty (120) days following the Acceptance by Merchant (the "Warranty Period"), FEC warrants to Merchant that the System when properly installed, properly used and unmodified by Merchant, will conform to the relevant Specifications and remain substantially operative. FEC's sole responsibility shall be to use reasonable commercial efforts to promptly correct errors or defects. All Warranty claims not made in writing or not received by FEC within the Warranty Period shall be deemed waived. FEC's warranty obligations are solely for the benefit of Merchant, who has no authority to extend or


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                     transfer this warrant to any other person or entity. In the case of a hardware, warranty will be provided by the hardware manufacturer.

              2.7.2 Subsequent to the Warranty Period, FEC shall continue to provide the warranty services described in Clause 2.7.1 on the basis set out therein provided that FEC shall be entitled to invoice the Merchant for charges incurred in connection with such services in an amount equal to cost incurred by it together with such hourly other fees as are normally charged by FEC, from time to time, in connection with providing such services. Notwithstanding the foregoing, FEC shall provide such further services without charge to the Merchant in the event that any such additional warranty claims by the Merchant arise as a result of any fault on the part of FEC.

       2.8    Intellectual Property Right (IPR)

              2.8.1 Except for Third Party Materials and any Merchant Content, the System developed for Merchant will be the sole property of FEC, hence, FEC holds the IPR of the System delivered to the Merchant. Onward selling or using of the System by any unauthorized third party is prohibited.

              2.8.2 With written approval from FEC, the Merchant may modify the Software after the expiration of the Warranty Period.

3.     PROFESSIONAL SUPPORT

       3.1    FEC's Service Responsibilities

              3.1.1 During the term of a development agreement, upon Merchant's request, FEC shall provide Merchant the support services (the "Services") described in this section with respect to the Software supplied pursuant to such agreement, including providing Updates and Corrections at no charge until the expiration of the Warranty Period thereof and, thereafter, at a rate of HK$700 per hour. (The list price is HK$1,000 per hour).

              3.1.2 If reasonably practicable, FEC shall correct all Errors reported by Merchant by means of the procedures established by this section.

              3.1.3 FEC's support services shall be performed in a timely and professional manner by qualified maintenance professionals familiar with the Software and its operation, and the Services shall conform to the standards generally observed in the industry for similar services.


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              3.1.4  Unless  otherwise  agreed  by  Merchant  prior to a service being rendered, FEC shall charge Merchant at a rate of HK$700 per hour.

       3.2    Support And Service Level

              3.2.1 FEC shall provide support services during office hours (9am to 6pm) from Monday to Friday except Public Holidays, at no cost to Merchant, during Warranty Period. Merchant will be charged for services after the Warranty Period.

              3.2.2 FEC shall provide to Merchant, and keep current, a list of persons and telephone numbers ("Calling List") for Merchant to contact in order to obtain answers to questions concerning Merchant's use of the System or assistance in solving problems encountered in Merchant's use of the System. Such Calling List shall include: (1) the first person to contact in the event of such question or problem, and (2) the persons in successively more responsible or qualified positions to provide the answer or assistance desired.

              3.2.3 If Merchant detects any Error in Software during the Warranty Period, Merchant shall contact FEC's telephone consultative service. FEC shall respond, in any event, within eight (8) working hours. If FEC fails to respond; or if Merchant is unable, after three or more calls within a fifteen (15) minute period, to reach FEC's telephone consultative service; or if the designated person from the Calling List is not available when Merchant makes contact with FEC to obtain additional consultation and assistance, then Merchant shall attempt to contact the next more responsible or qualified person on the Calling List until contact is made and a designated person responds to the call.

              3.2.4 After Merchant reports a suspected Error, FEC shall provide a Correction or workaround as soon as possible. Merchant shall consult with FEC to determine the severity of the Error. If FEC has not diagnosed and corrected a Class 1 Error or Class 2 Error on the same day as Merchant's initial telephone call, and Merchant wishes to obtain a Correction, Merchant shall submit to FEC a listing of output and such other data as FEC reasonably may request in order to reproduce operating conditions similar to those present when Merchant detected the Error. Merchant also shall notify FEC in writing whether the Error is Class 1 Error or a Class 2 Error.

              3.2.5 For Class 1 Errors, FEC shall take all necessary and desirable steps, without regards to cost, to supply a workaround reasonable in Merchant's judgment after receipt of output or other documentation of the Error.



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              3.2.6  For Class 2  Errors,  FEC shall  take  reasonable  steps to provide a workaround reasonable in Merchant's judgment or a correction within five (5) days after receipt of output or other documentation of the Error. These steps shall include
                     assigning   fully-qualified   professionals  to  work  with
                     Merchant at Merchant's site during Merchant's regular business hours until FEC provides a reasonable workaround or Merchant determines after consultation with FEC that such a workaround or Correction cannot be produced by FEC's on-site technicians.

              3.2.7 For Class 3 Errors, FEC shall correct the Error by modifying System or documentation or issuing an Update.

       3.3    System Enhancements

              3.3.1  At   Merchant's   request,   FEC   shall   provide   system
                     enhancements at Merchant's cost.

              3.3.2 If initiated by FEC, system enhancements shall be provided at no cost.

       3.4    Termination of Services

              Termination   of  services  will  be  determined  by  the  section
              "Termination - Term of Agreement" as stated in the Ecommerce Merchant Agreement between FEC and The Peoples Phone Company Ltd.

       3.5    Merchant Responsibilities

              3.5.1 If Merchant discovers any suspected Error in Software, Merchant shall analyze the suspected Error to determine if it is the result of Merchant's misuse or misunderstanding of the Software before seeking FEC's assistance. Merchant may contact persons on the Calling List to make the first report of a suspected Error.

              3.5.2 If Merchant alters or modifies the Software without FEC's written approval:

                     3.5.2.1  Any   additional   Services   costs  or   expenses
                              occasioned to FEC by such alteration shall be reimbursed by Merchant; or, at Merchant's option,

                     3.5.2.2 FEC shall be released from Services obligations for the modified portion of the Software.


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4.     HARDWARE

       4.1 The hardware is maintained by FEC in secure premises in Bermuda and such hardware shall at all times be maintained in sufficient condition and capacity for FEC to provide its services at all times under this Agreement.

5.     FORCE MAJEURE

       5.1 Notwithstanding anything else contained in this Agreement, neither party shall be in breach of this Agreement or liable to the other with respect to any complete or partial failure performance by its duties or obligations under this Agreement occasion by any act of God, fire, active government or state, war, civil commotion, insurrection, embargo, or other cause beyond the control of either party. For greater certainty, the provisions of this clause shall apply to FEC and FEC shall have no responsibility with respect to or arising out of any disruption of its processing services (save where such disruption arises solely as a result of the gross negligence or wilful misconduct of FEC). If either party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one or more of any such causes the operation of this Agreement shall be suspended during the period (and only during the period) during which such cause continues to have effect.

6.     TERMS RELATING TO INTELLECTUAL PROPERTY

       6.1 Nothing in this Agreement grants either party any rights in or under the intellectual property (whether trademarks, copyrights, patterns, know-how or otherwise) of the other party and neither party shall use the intellectual property of the other party without prior written consent, such consent to be subject to such terms and conditions as the party granting such consent may require. No use by one party under this Agreement of the other's intellectual property shall confer upon the first party any rights in or under such intellectual property. All rights connected with or rising out of such use accrue to the owner of the intellectual property in question.

       6.2 Each party agrees that it shall fully indemnify the other party against all liabilities, costs, charges and expenses (including legal expenses) arising out of all actions, claims, demands and proceedings brought against that party (including without limitation claims of infringement brought by third parties) arising out of or connected its use of the first party's intellectual property if such use was approved according to Clause 6.1.

7.     GENERAL CONTRACT PROVISIONS

       7.1 All notices, requests, demands or other communications required or permitted to be given by one party to another under this Agreement must be given in writing by personal delivery, or by registered mail, postage prepaid, addressed to the other party or parties at the address set out on the first page (and, in the case of


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              FEC, with a copy to be provided to First  Ecommerce  Asia Limited,
              902, Henley Building, 5 Queen's Road, Central Hong Kong) or at such party or parties' other address if changed by notice given in accordance with this Clause or Clause 7.2. Such notices, requests, demands or other communications will be deemed to have been received when delivered if delivered personally (unless the date of delivery is not a Business Day or is delivered or sent after 5:00 p.m., (Bermuda Time) in which case the notice, request, demand or other communication shall be deemed to have been received on the next following Business Day) and, if mailed, will be deemed to have received on the seventh (7th) Business Day after the mailing thereof. During any interruption in regular postal service, all notices, requests, demands or other communications must be delivered personally or sent by facsimile transmission.

       7.2 Notwithstanding Clause 7.1, all notices, requests, demands or other communications required or permitted to be given by one party to another party under this Agreement may be sent to the receiving party's facsimile number as notified by such party to the other in accordance with either clause 7.1 or this clause. Notices, requests, demands or other communications sent by facsimile transmission will be deemed to have been received when transmitted (provided that the transmission is confirmed by the transmission report) unless the date of delivery is not a Business Day or the transmission is sent after 5:00 p.m. (Bermuda Time), in which case the notice, request, demand or other communication shall be deemed to have been received on the next Business Day.

       7.3    Time is of the essence of this Agreement and of every part hereof.

       7.4 This Agreement is governed by and shall be construed in accordance with the laws of Bermuda.

       7.5 This Agreement constitutes the entire Agreement between the parties with respect to the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations, warranties, conditions, promises, Agreements or statements whatsoever not incorporated herein and made a part hereof.

       7.6 Other than as specifically provided for herein, this Agreement may not be amended, altered or qualified except by a memorandum in writing signed by all of the parties.

       7.7 If any article, clause or any portion of any section of this Agreement is determined to be unenforceable or invalid by order, decree or judgement of any court having jurisdiction, or is or becomes unenforceable or invalid by virtue of any duly promulgated law, rule or regulation, the remainder of this Agreement will be construed as if the article, clause or portion of a section had not been inserted.


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       7.8    FEC shall have the right,  on written  notice to the Merchant,  to assign this Agreement or all or any portion of its rights hereunder to a wholly owned subsidiary of First Ecom.com, Inc. Subject to the foregoing, neither FEC nor the Merchant shall have the right to assign this Agreement or its rights hereunder without the prior written consent of the other party.

       7.9 This Agreement is binding upon and shall enure to the benefit of the parties and their respective successors and permitted assigns.



ACCEPTED AND AGREED TO BY:                    ACCEPTED AND AGREED TO BY:
FEC LIMITED                                   THE PEOPLES TELEPHONE
                                                COMPANY LIMITED




----------------------------------            ----------------------------------
Authorised Signature                          Authorised Signature

Name: ____________________________            Name: ____________________________

Title: ___________________________            Title: ___________________________



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